EXHIBIT 99.1
Q4 2022 Results Highlight Improving Profitability
•Annual contract value (ACV) grows 16% year over year (constant currency)
•Pega Cloud gross margin reaches 70%
•2023 free cash flow expected to increase to $150 million
CAMBRIDGE, Mass. — February 15, 2023 — Pegasystems Inc., the low-code platform provider empowering the world’s leading enterprises to Build for Change®, released its financial results for the fourth quarter and full-year 2022.
“I’m pleased with our strong finish to 2022 and proud of our resilient team who performed so well in a year that included a number of major distractions and economic headwinds,” said Alan Trefler, Pega founder and CEO. “We have a tremendous opportunity in front of us as we move into 2023. We’re building a client-first business for the long-term, focused on a balance of growth and profitability.”
“Surpassing $1 billion in subscription revenue is a significant milestone in our multi-year journey to transform our business,” said Ken Stillwell, Pega COO and CFO. “As we complete the subscription transition in 2023, we’re focused on our Rule of 40 progress, which will lead to significantly improved operating leverage and cash generation.”
Financial and performance metrics (1)

(Dollars in thousands, except per share amounts)	Three Months Ended December 31,			Year Ended December 31,
	2022	2021	Change	2022	2021	Change
Total revenue	$396,470	$316,184	25%	$1,317,845	$1,211,653	9%
Net income (loss) - GAAP	$34,613	$(37,246)	*	$(345,582)	$(63,040)	(448)%
Net income - non-GAAP	$68,341	$3,051	2140%	$59,611	$18,812	217%
Diluted earnings (loss) per share - GAAP	$0.41	$(0.46)	*	$(4.22)	$(0.77)	(448)%
Diluted earnings per share - non-GAAP	$0.82	$0.04	1950%	$0.72	$0.22	227%
* not meaningful

(Dollars in thousands)	Three Months Ended December 31,				Change		Year Ended December 31,				Change
	2022		2021				2022		2021
Pega Cloud	$103,089	26%	$81,446	26%	$21,643	27%	$384,271	29%	$300,966	25%	$83,305	28%
Maintenance	81,996	21%	82,726	26%	(730)	(1)%	317,564	24%	320,257	26%	(2,693)	(1)%
Subscription services	185,085	47%	164,172	52%	20,913	13%	701,835	53%	621,223	51%	80,612	13%
Subscription license	155,818	39%	85,022	27%	70,796	83%	366,063	28%	336,248	28%	29,815	9%
Subscription	340,903	86%	249,194	79%	91,709	37%	1,067,898	81%	957,471	79%	110,427	12%
Perpetual license	364	—%	11,250	4%	(10,886)	(97)%	19,293	1%	32,172	3%	(12,879)	(40)%
Consulting	55,203	14%	55,740	17%	(537)	(1)%	230,654	18%	222,010	18%	8,644	4%
	$396,470	100%	$316,184	100%	$80,286	25%	$1,317,845	100%	$1,211,653	100%	$106,192	9%

(1) See the Schedules at the end of this release for additional information, including a reconciliation of our non-GAAP and GAAP measures.

EXHIBIT 99.1
(continued)

ACV Growth
13% (16% Constant Currency)
Since December 31, 2021
$1,200M
$1,150M
$1,100M
$1,050M
$1,000M
$950M
$900M
$1,003M
$1,037M
$3
$1,034
$1,054M
$26
$1,028
$1,092M
$52
$1,040
$1,164M
$36
$1,128
Q4 21
Q1 22
Q2 22
Q3 22
Q4 22
ACV
Impact of changes in foreign exchange rates

Backlog Growth
1% (4% Constant Currency)
Since December 31, 2021
$1,600M
$1,400M
$1,200M
$1,000M
$800M
$1,345M
$1,395M
$39
$1,356
Q4 2021
Q4 2022
Backlog
Impact of changes in foreign exchange rates

Note: Constant currency measures are calculated by applying foreign exchange rates for the earliest period shown to all periods. The above constant currency measures reflect foreign exchange rates applicable as of Q4 2021.

EXHIBIT 99.1
(continued)
2023 Guidance (1)
As of February 15, 2023, we are providing the following guidance:

Year Ended December 31, 2023
Annual contract value growth	11% - 13%

	Year Ended December 31, 2023
(in millions, except per share amounts)	GAAP	Non-GAAP (1)
Revenue	$1,400	$1,400
Diluted earnings per share	$0.02	$1.50

(in millions)	Year Ended December 31, 2023
Cash provided by operating activities	$139
Free cash flow	$150
(1) A reconciliation of our GAAP and Non-GAAP guidance is contained in the financial schedules at the end of this release.
Quarterly conference call
A conference call and audio-only webcast will be conducted at 5:00 p.m. EST on Wednesday, February 15, 2023. Members of the public and investors are invited to join the call and participate in the question and answer session by dialing 1-888-394-8218 (domestic), 1-323-994-2093 (international), or via webcast (https://viavid.webcasts.com/starthere.jsp?ei=1593309&tp_key=815b2c6ffa) by logging onto www.pega.com at least five minutes prior to the event's broadcast and clicking on the webcast icon in the Investors section.
Discussion of non-GAAP financial measures
We believe that non-GAAP financial measures help investors understand our core operating results and prospects, consistent with how management measures and forecasts our performance without the effect of often one-time charges and other items outside our normal operations. The supplementary non-GAAP financial measures are not meant to be superior to or a substitute for financial measures prepared under U.S. GAAP.
Reconciliations of our non-GAAP and GAAP measures are at the end of this release.
Forward-looking statements
Certain statements in this press release may be "forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995.
Words such as expects, anticipates, intends, plans, believes, will, could, should, estimates, may, targets, strategies, projects, forecasts, guidance, likely, and usually, or variations of such words and other similar expressions identify forward-looking statements, which are based on current expectations and assumptions.
Forward-looking statements deal with future events and are subject to risks and uncertainties that are difficult to predict, including, but not limited to:
•our future financial performance and business plans;
•the adequacy of our liquidity and capital resources;
•the continued payment of our quarterly dividends;
•the timing of revenue recognition;
•management of our transition to a more subscription-based business model;
•variation in demand for our products and services, including among clients in the public sector;
•reliance on key personnel;
•global economic and political conditions and uncertainty, including impacts from public health emergencies and the war in Ukraine;
•reliance on third-party service providers, including hosting providers;
•compliance with our debt obligations and covenants;
•the potential impact of our convertible senior notes and Capped Call Transactions;
•foreign currency exchange rates;
•the potential legal and financial liabilities and damage to our reputation due to cyber-attacks;
•security breaches and security flaws;

EXHIBIT 99.1
(continued)
•our ability to protect our intellectual property rights, costs associated with defending such rights, intellectual property rights claims, and other related claims by third parties against us, including related costs, damages, and other relief that may be granted against us;
•our ongoing litigation with Appian Corp.;
•our client retention rate; and
•management of our growth.
These risks and others that may cause actual results to differ materially from those expressed in such forward-looking statements are described further in Part I of our Annual Report on Form 10-K for the year ended December 31, 2022, and other filings we make with the U.S. Securities and Exchange Commission (“SEC”).
Except as required by applicable law, we do not undertake and expressly disclaim any obligation to update or revise these forward-looking statements publicly, whether due to new information, future events, or otherwise.
The forward-looking statements in this press release represent our views as of February 15, 2023.

EXHIBIT 99.1
(continued)
About Pegasystems
Pega provides a powerful low-code platform that empowers the world's leading enterprises to Build for Change®. Clients use our AI-powered decisioning and workflow automation to solve their most pressing business challenges - from personalizing engagement to automating service to streamlining operations. Since 1983, we've built our scalable and flexible architecture to help enterprises meet today's customer demands while continuously transforming for tomorrow. For more information on Pegasystems (NASDAQ: PEGA), visit www.pega.com.
Press contact:
Lisa Pintchman
VP, Corporate Communications
lisapintchman.rogers@pega.com
617-866-6022
Twitter: @pega
Investor contact:
Peter Welburn
VP, Corporate Development & Investor Relations
PegaInvestorRelations@pega.com
617-498-8968
All trademarks are the property of their respective owners.

EXHIBIT 99.1
(continued)

PEGASYSTEMS INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Revenue
Subscription services	$185,085	$164,172	$701,835	$621,223
Subscription license	155,818	85,022	366,063	336,248
Perpetual license	364	11,250	19,293	32,172
Consulting	55,203	55,740	230,654	222,010
Total revenue	396,470	316,184	1,317,845	1,211,653
Cost of revenue
Subscription services	35,632	32,240	138,736	120,446
Subscription license	719	579	2,642	2,389
Perpetual license	2	77	175	229
Consulting	55,920	52,267	227,082	213,299
Total cost of revenue	92,273	85,163	368,635	336,363
Gross profit	304,197	231,021	949,210	875,290
Operating expenses
Selling and marketing	151,838	168,245	624,789	625,886
Research and development	73,176	69,065	294,349	260,630
General and administrative	23,204	25,899	117,734	83,506
Restructuring	21,743	—	21,743	—
Total operating expenses	269,961	263,209	1,058,615	970,022
Income (loss) from operations	34,236	(32,188)	(109,405)	(94,732)
Foreign currency transaction (loss) gain	(3,855)	(1,476)	4,560	(6,459)
Interest income	607	149	1,643	704
Interest expense	(1,910)	(2,209)	(7,792)	(7,956)
(Loss) on capped call transactions	(1,001)	(16,090)	(57,382)	(23,633)
Other income (loss), net	82	(19)	6,579	89
Income (loss) before (benefit from) provision for income taxes	28,159	(51,833)	(161,797)	(131,987)
(Benefit from) provision for income taxes	(6,454)	(14,587)	183,785	(68,947)
Net income (loss)	$34,613	$(37,246)	$(345,582)	$(63,040)
Earnings (loss) per share
Basic	$0.42	$(0.46)	$(4.22)	$(0.77)
Diluted	$0.41	$(0.46)	$(4.22)	$(0.77)
Weighted-average number of common shares outstanding
Basic	82,257	81,692	81,947	81,387
Diluted	87,339	81,692	81,947	81,387

EXHIBIT 99.1
(continued)
PEGASYSTEMS INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 31, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$145,054	$159,965
Marketable securities	152,167	202,814
Total cash, cash equivalents, and marketable securities	297,221	362,779
Accounts receivable	255,150	182,717
Unbilled receivables	213,719	226,714
Other current assets	80,388	68,008
Total current assets	846,478	840,218
Unbilled receivables	95,806	129,789
Goodwill	81,399	81,923
Other long-term assets	333,989	541,601
Total assets	$1,357,672	$1,593,531
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$18,195	$15,281
Accrued expenses	50,355	63,890
Accrued compensation and related expenses	127,728	120,946
Deferred revenue	325,212	275,844
Other current liabilities	17,450	9,443
Total current liabilities	538,940	485,404
Convertible senior notes, net	593,609	590,722
Operating lease liabilities	79,152	87,818
Other long-term liabilities	15,128	13,499
Total liabilities	1,226,829	1,177,443
Total stockholders’ equity	130,843	416,088
Total liabilities and stockholders’ equity	$1,357,672	$1,593,531

PEGASYSTEMS INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Year Ended December 31,
	2022	2021
Net (loss)	$(345,582)	$(63,040)
Adjustments to reconcile net (loss) to cash provided by operating activities
Non-cash items	432,270	161,690
Change in operating assets and liabilities, net	(64,352)	(59,532)
Cash provided by operating activities	22,336	39,118
Cash provided by investing activities	13,075	72,503
Cash (used in) financing activities	(46,989)	(121,843)
Effect of exchange rate changes on cash and cash equivalents	(3,333)	(1,712)
Net (decrease) in cash and cash equivalents	(14,911)	(11,934)
Cash and cash equivalents, beginning of period	159,965	171,899
Cash and cash equivalents, end of period	$145,054	$159,965

EXHIBIT 99.1
(continued)
PEGASYSTEMS INC.
RECONCILIATION OF SELECTED GAAP AND NON-GAAP MEASURES
(in thousands, except percentages and per share amounts)

	Three Months Ended December 31,			Year Ended December 31,
	2022	2021	Change	2022	2021	Change
Net income (loss) - GAAP	$34,613	$(37,246)	*	$(345,582)	$(63,040)	(448)%
Stock-based compensation (1)	28,909	26,463		122,210	115,947
Capped call transactions	1,001	16,090		57,382	23,633
Legal fees	2,139	9,782		34,559	18,198
Restructuring	21,743	—		21,743	—
Interest on convertible senior notes	725	952		2,888	2,977
Facilities	—	—		—	(15,111)
Amortization of intangible assets	1,048	982		4,093	3,987
Foreign currency transaction loss (gain)	3,855	1,476		(4,560)	6,459
Other	37	—		(94)	15
Income tax effects (2)	(25,729)	(15,448)		166,972	(74,253)
Net income - non-GAAP	$68,341	$3,051	2,140%	$59,611	$18,812	217%

Diluted earnings (loss) per share - GAAP	$0.41	$(0.46)	*	$(4.22)	$(0.77)	(448)%
non-GAAP adjustments	0.41	0.50		4.94	0.99
Diluted earnings per share - non-GAAP	$0.82	$0.04	1,950%	$0.72	$0.22	227%

Diluted weighted-average number of common shares outstanding - GAAP	87,339	81,692	7%	81,947	81,387	1%
Capped call transactions	(4,443)	—		—	—
Stock-based compensation	—	3,795		1,405	4,487
Diluted weighted-average number of common shares outstanding - non-GAAP	82,896	85,487	(3)%	83,352	85,874	(3)%
* not meaningful
Our non-GAAP financial measures reflect the following adjustments:
•Stock-based compensation: We have excluded stock-based compensation from our non-GAAP operating expenses and profitability measures. Although stock-based compensation is a key incentive offered to our employees, and we believe such compensation contributed to our revenues recognized during the periods presented and is expected to contribute to our future revenues, we continue to evaluate our business performance, excluding stock-based compensation.
•Capped call transactions: We have excluded gains and losses related to our capped call transactions held at fair value under U.S. GAAP. The capped call transactions are expected to reduce common stock dilution and/or offset any potential cash payments we must make, other than for principal and interest, upon conversion of the Notes. We believe excluding these amounts from our non-GAAP financial measures is useful to investors as the types of events giving rise to them are not representative of our core business operations and ongoing operating performance.
•Legal Fees: Includes legal and related fees arising from proceedings outside of the ordinary course of business. We believe excluding these expenses from our non-GAAP financial measures is useful to investors as the disputes giving rise to them are not representative of our core business operations and ongoing operating performance.
•Restructuring: During the fourth quarter of 2022, management committed to a restructuring plan aligned with our target organization go-to-market strategy and commitment to be a Rule of 40 managed company. The plan resulted in a restructuring expense of $21.7 million in 2022, primarily associated with severance and benefits for impacted employees and expenses incurred as a result of the closure of our Salem, New Hampshire office. We believe excluding the impact from our non-GAAP financial measures is useful to investors as these amounts are not representative of our core business operations and ongoing operating performance.
•Interest on convertible senior notes: In February 2020, we issued convertible senior notes with an aggregate principal amount of $600 million, due March 1, 2025, in a private placement. We believe excluding the amortization of issuance costs provides a useful comparison of our operational performance in different periods.
•Facilities: In February 2021, we agreed to accelerate our exit from our then Cambridge, Massachusetts headquarters to October 1, 2021, in exchange for a one-time payment from our landlord of $18 million, which was received in October 2021. We believe excluding the impact from our non-GAAP financial measures is useful to investors as the modified lease, including the $18 million payment, is not representative of our core business operations and ongoing operating performance.

EXHIBIT 99.1
(continued)
•Amortization of intangible assets: We have excluded the amortization of intangible assets from our non-GAAP operating expenses and profitability measures. Amortization of intangible assets fluctuates in amount and frequency and is significantly affected by the timing and size of acquisitions. Investors should note that intangible assets contributed to our revenues recognized during the periods presented and are expected to contribute to future revenues. Amortization of intangible assets is likely to recur in future periods. We believe excluding these amounts provides a useful comparison of our operational performance in different periods.
•Foreign currency transaction loss (gain): We have excluded foreign currency transaction gains and losses from our non-GAAP profitability measures. Foreign currency transaction gains and losses fluctuate in amount and frequency and are significantly affected by foreign exchange market rates. Foreign currency transaction gains and losses are likely to recur in future periods. We believe excluding these amounts provides a useful comparison of our operational performance in different periods.
•Other: We have excluded gains and losses from our venture investments, capital advisory expenses, and expenses incurred due to the cancellation of in-person sales and marketing events. We believe excluding these amounts from our non-GAAP financial measures is useful to investors as the types of events giving rise to them are not representative of our core business operations and ongoing operating performance.
•Diluted weighted-average number of common shares outstanding:
•Stock-based compensation: In periods of non-GAAP income, we've included the dilutive impact of stock-based compensation in our non-GAAP weighted-average shares. In periods of GAAP loss, these shares would have been excluded from our GAAP results as they would be anti-dilutive for GAAP. We believe including the dilutive effect of stock-based compensation in our non-GAAP financial measures in periods of income is helpful to investors as this provides a useful comparison of our operational performance in different periods.
•Capped call transactions: In periods of GAAP income, the approximately 4.4 million shares which would be issued if the Company’s Convertible Senior Notes were fully converted to common shares are included in the diluted weighted-average shares outstanding. The Capped Call Transactions are expected to reduce common stock dilution and/or offset any potential cash payments the Company must make, other than for principal and interest, upon conversion of the Convertible Senior Notes, with such reduction and/or offset subject to a cap of $196.44. We believe that including the expected impact of the Capped Call Transactions in our non-GAAP financial measures provides a useful comparison of our operational performance in different periods.
(1) Stock-based compensation:

	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2022	2021	2022	2021
Cost of revenue	$6,646	$4,933	$26,400	$21,822
Selling and marketing	10,245	12,337	46,769	54,182
Research and development	6,841	6,070	29,266	25,413
General and administrative	5,177	3,123	19,775	14,530
	$28,909	$26,463	$122,210	$115,947
Income tax benefit	$(376)	$(5,382)	$(1,881)	$(23,410)
(2) Effective income tax rates:

	Year Ended December 31,
	2022	2021
GAAP	114%	(52)%
non-GAAP	22%	22%
Our GAAP effective income tax rate is subject to significant fluctuations due to several factors, including excess tax benefits generated by our stock-based compensation plans, gains and losses on our capped call transactions, tax credits for stock-based compensation awards to research and development employees, and unfavorable foreign stock-based compensation adjustments. We determine our non-GAAP income tax rate using applicable rates in taxing jurisdictions and assessing certain factors, including our historical and forecasted earnings by jurisdiction, discrete items, and our ability to realize tax assets. Under GAAP, we recorded a valuation allowance on our deferred tax assets of $192 million in the three months ended June 30, 2022. See "Note 18. Income Taxes" in Part II, Item 8 of our Annual Report on Form 10-K for the year ended December 31, 2022 for additional information. We believe it is beneficial for our management to review our non-GAAP results consistent with our annual plan's effective income tax rate as established at the beginning of each year, given tax rate volatility.

EXHIBIT 99.1
(continued)
PEGASYSTEMS INC.
RECONCILIATION OF FREE CASH FLOW
(in thousands, except percentages)

(in thousands, except percentages)	Year Ended December 31,
	2022	2021	Change
Cash provided by operating activities	$22,336	$39,118	(43)%
Investment in property and equipment	(35,379)	(10,456)
Legal fees	41,789	11,390
Interest on convertible senior notes	4,500	4,500
Facilities	—	(18,000)
Other	6,805	115
Free cash flow	$40,051	$26,667	50%

Total Revenue	$1,317,845	$1,211,653
Free cash flow margin	3%	2%
Our non-GAAP free cash flow measures reflect the following adjustments:
•Investment in property and equipment: Investment in property and equipment fluctuates in amount and frequency and is significantly affected by the timing and size of investments in our facilities. We believe excluding these amounts provides a useful comparison of our operational performance in different periods.
•Legal Fees: Includes legal and related fees arising from proceedings outside of the ordinary course of business. We believe excluding these expenses from our non-GAAP financial measures is useful to investors as the disputes giving rise to them are not representative of our core business operations and ongoing operating performance.
•Interest on convertible senior notes: In February 2020, we issued convertible senior notes with an aggregate principal amount of $600 million, due March 1, 2025, in a private placement. We believe excluding the interest payments provides a useful comparison of our operational performance in different periods.
•Facilities: In February 2021, we agreed to accelerate our exit from our then Cambridge, Massachusetts headquarters to October 1, 2021, in exchange for a one-time payment from our landlord of $18 million, which was received in October 2021. We believe excluding the impact from our non-GAAP financial measures is useful to investors as the modified lease, including the $18 million payment, is not representative of our core business operations and ongoing operating performance.
•Other: We have excluded capital advisory fees and fees incurred due to the cancellation of in-person sales and marketing events. We believe excluding these amounts from our non-GAAP financial measures is useful to investors as the types of events giving rise to them are not representative of our core business operations and ongoing operating performance.
PEGASYSTEMS INC.
ANNUAL CONTRACT VALUE
(in thousands, except percentages)

Annual contract value (“ACV”) - ACV represents the annualized value of our active contracts as of the measurement date. The contract's total value is divided by its duration in years to calculate ACV for subscription license and Pega Cloud contracts. Maintenance revenue for the quarter then ended is multiplied by four to calculate ACV for maintenance. ACV is a performance measure that we believe provides useful information to our management and investors, particularly during our subscription transition.

	December 31, 2022	December 31, 2021	Change
Pega Cloud	$454,567	$363,970	$90,597	25%
Maintenance	327,983	330,904	(2,921)	(1)%
Subscription services	782,550	694,874	87,676	13%
Subscription license	345,942	307,750	38,192	12%
	$1,128,492	$1,002,624	$125,868	13%

EXHIBIT 99.1
(continued)
PEGASYSTEMS INC.
BACKLOG
(in thousands, except percentages)

Remaining performance obligations (“Backlog”) - Expected future revenue from existing non-cancellable contracts:
As of December 31, 2022:

	Subscription services		Subscription license	Perpetual license	Consulting	Total
	Maintenance	Pega Cloud
1 year or less	$242,073	$379,648	$60,668	$5,310	$32,374	$720,073	53%
1-2 years	66,207	246,195	3,803	2,253	6,371	324,829	24%
2-3 years	26,746	143,901	1,707	—	1,647	174,001	13%
Greater than 3 years	15,602	115,944	5,283	—	—	136,829	10%
	$350,628	$885,688	$71,461	$7,563	$40,392	$1,355,732	100%
% of Total	26%	65%	5%	1%	3%	100%
Change since December 31, 2021
	$(16,380)	$154,125	$(100,694)	$(10,146)	$(16,067)	$10,838
	(4)%	21%	(58)%	(57)%	(28)%	1%
As of December 31, 2021:

	Subscription services		Subscription license	Perpetual license	Consulting	Total
	Maintenance	Pega Cloud
1 year or less	$234,917	$330,426	$153,467	$10,952	$41,411	$771,173	58%
1-2 years	65,502	220,231	14,968	4,505	8,917	314,123	23%
2-3 years	38,432	124,969	1,955	2,252	5,512	173,120	13%
Greater than 3 years	28,157	55,937	1,765	—	619	86,478	6%
	$367,008	$731,563	$172,155	$17,709	$56,459	$1,344,894	100%
% of Total	28%	54%	13%	1%	4%	100%

PEGASYSTEMS INC.
RECONCILIATION OF GAAP BACKLOG AND CONSTANT CURRENCY BACKLOG
(in millions, except percentages)

(in millions, except percentages )	Q4 2022	1 Year Growth Rate
Backlog - GAAP	$1,356	1%
Impact of changes in foreign exchange rates	39	3%
Backlog - Constant Currency	$1,395	4%
Note: Constant currency Backlog is calculated by applying foreign exchange rates for the earliest period shown to all periods. The above constant currency measures reflect foreign exchange rates applicable as of Q4 2021.

EXHIBIT 99.1
(continued)
PEGASYSTEMS INC.
RECONCILIATION OF FORWARD-LOOKING GUIDANCE
(in millions, except percentages and per share amounts)

Year Ended December 31, 2023
Annual contract value growth	11% - 13%

Revenue (GAAP and Non-GAAP)	$1,400

Net Income - GAAP	$2
Stock-based compensation	148
Legal fees	5
Interest on convertible senior notes	3
Amortization of intangible assets	4
Income tax effects	(35)
Net Income - Non-GAAP	$127

Diluted earnings per share - GAAP	$0.02
Non-GAAP adjustments	1.48
Diluted earnings per share - non-GAAP	$1.50

Diluted weighted-average number of common shares outstanding - GAAP	83.0
Non-GAAP adjustments	1.4
Diluted weighted-average number of common shares outstanding - non-GAAP	84.4

Year Ended December 31, 2023
Cash provided by operating activities	$139
Investment in property and equipment	(18)
Legal fees	5
Restructuring	19
Interest on convertible senior notes	5
Free cash flow	$150

Total Revenue	$1,400
Free cash flow margin	11%